UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) - January 26, 2005


                             MTM TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


         New York                    0-22122                     13-3354896
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(State or other jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)


          850 Canal Street, Stamford, Connecticut                   06902
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          (Address of principal executive offices)                (zip code)


        Registrant's telephone number, including area code - 203-975-3700
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                                       N/A
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INTRODUCTORY COMMENT

     Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "our company" refer to MTM Technologies, Inc. (formerly, Micros-to-Mainframes, Inc.) and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(1) STOCK PURCHASE AGREEMENT

     On January 27, 2005 we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Info Systems, Inc., a Delaware corporation ("Info Systems"), and five shareholders: Mark Stellini, Emidio F. Stellini, Jr., Jay Foggy, Richard Roux and Jennifer McKenzie, (collectively, the "Shareholders"). The Shareholders, collectively, own all of the outstanding capital stock of Info Systems (the "Stock"). Pursuant to the Stock Purchase Agreement we agreed to acquire from the Shareholders all of the Stock. It is anticipated that the closing of the transaction will occur on or about February 15, 2005.

     Info Systems presently conducts an information technology business and certain management and consulting businesses consisting of providing connectivity (network infrastructure), server architecture (applications, directory and computing infrastructure), convergence (legacy and Voice Over Internet Protocol ("VoIP")), security (assessment, policy design) and storage (SAN, data migration) solutions, as well as telecommunications and structured cabling services, outsourced information technology (IT), staff augmentation and remote network monitoring, management and support services through its Network Operations Center (collectively, the "Business").

     The aggregate purchase price we will pay for the Stock consists of:

          (i) $8,300,000 in cash (the "Cash Consideration"), (x) $6,800,000 of which shall be paid on the Closing Date; and (y) $1,500,000 (the "Cash Deposit") of which shall be paid on the Closing Date to an escrow agent (the "Escrow Agent"), to be held and distributed pursuant to the terms of an Escrow Agreement;

          (ii) an aggregate number of shares of our common stock, $.001 par value per share ("MTM Common Stock"), determined by dividing $3,200,000 by the greater of (A) the average NASDAQ closing price of MTM Common Stock for the 10 business days ending immediately prior to the Closing Date and (B) $2.75 (the "Stock Consideration");

          (iii) the Earnout Consideration, as described below; and

          (iv) $1,000,000 in cash, all of which shall be paid on the date that is twelve months following the Closing Date if each of Mark Stellini, Richard Roux and Jay Foggy is either (a) employed by us, or its affiliates, throughout the period of 12 months following the Closing Date, or (b) not so employed if (i) such employment is terminated by us other than for "cause" (as such term is defined in such


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          individual's Employment Agreement) or (ii) by such individual for
          "good reason" (as such term is defined in such individual's Employment Agreement).

     The Earnout Consideration is as follows: if the EBITDA attributable to the Business during the six months following the Closing Date (the "Earnout Period") equals or exceeds $600,000, then we shall, at our option, either (i) pay $500,000 in cash to the Shareholders, or (ii) issue to the Shareholders, the number of shares of MTM Common Stock determined by dividing $500,000 by the greater of (A) the average NASDAQ closing price of MTM Common Stock for the 10 business days ending immediately prior to the end of the Earnout Period and (B) $2.75 (the amounts payable to the Shareholders pursuant to this paragraph, the "Initial Earnout Consideration"). For each $1.00 of the EBITDA attributable to the Business during the Earnout Period in excess of $600,000, we shall, at our option, either (i) pay to the Shareholders cash in an amount equal to 30% of such excess, or, (ii) issue to the Shareholders the number of shares of MTM Common Stock determined by dividing 30% of such excess by the greater of (x) the average NASDAQ closing price of MTM Common Stock for the 10 business days ending immediately prior to the end of the Earnout Period and (y) $2.75, (the amounts payable to the Shareholders pursuant to Section 3.2(b) of the Stock Purchase Agreement), the "Additional Earnout Consideration" and together with the Initial Earnout Consideration, the "Earnout Consideration"); provided, however, that in no event shall the value of the Additional Earnout Consideration exceed $200,000.

     We will reserve up to 250,000 shares of MTM Common Stock for issuance upon exercise of stock options which shall be granted by us to certain members of the Shareholders' management team. Such stock options shall be issued to such individuals pursuant to a stock option agreement to be entered into between each such individual and us. Such options shall be granted on the date such persons are employed by us or one of our affiliates and shall have an exercise price equal to the greater of (x) $2.15 or (y) fair market value of MTM Common Stock on the date of such grant. Such options shall vest in equal installments over a four year period beginning on the Closing Date.

     As part of the transaction, we will also enter into various employment agreements, including an employment agreement with Mark Stellini who will become the President of our Mid-Atlantic Region.

     The above description of the transaction set forth in the Stock Purchase Agreement is qualified in its entirety by reference to the terms of the Stock Purchase Agreement attached hereto as Exhibit 2.1.

(2)  AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

     We entered into an Amended and Restated Loan and Security Agreement with Textron Financial Corporation effective May 21, 2004 (the "Restated Loan and Security Agreement"). The Restated Loan and Security Agreement has a term of one year and contemplates a credit facility of up to $10 million, secured by all of our assets, except for permitted encumbrances. For further details of the Restated Loan and Security Agreement reference is made to Exhibit 10.8 of our Form 8-K previously filed with the Securities Exchange Commission on June 7, 2004.


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     Effective as of December 27, 2004, we amended the Schedule to the Amended and Restated Loan and Security Agreement (the "Schedule Amendment") as follows:

     1. The Affirmative Covenants (section 6.1) of the Existing Schedule set forth below are each hereby amended and restated in their entirety as follows.

          Minimum Tangible Capital Funds.
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          Minimum Tangible Capital Funds of not less than $6 Million dollars ($6,000,000.00).

          Minimum Unsubordinated Debt/Tangible Capital Funds.
          ---------------------------------------------------
          Minimum Unsubordinated Debt/Tangible Capital Funds ratio shall be equal to or less than 5.5:1

     2. The capitalized term of "Total Indebtedness" as used in the calculation of Tangible Net Worth (section 6.1.13) on the Existing Scheduled and as defined (section 1.1) on the Amended and Restated Loan and Security Agreement, and as amended and/or supplemented from time to time, is hereby amended and restated as "total Indebtedness" so that only the word "Indebtedness" remains a capitalized term.

     3. The definition of "Pequot Purchase Agreement" is amended and restated as follows: the Purchase Agreement dated December 10, 2004 by and among MTM Technologies, Inc., Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Constellation Venture Capital II, L.P. Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P. and CVC II Partners, LLC.

     4. No Other Changes. Except as specifically supplemented by this Schedule Amendment, the Existing Schedule remains unmodified and in full force and effect. This Schedule Amendment shall be affixed to, and become a part of, the Existing Schedule.

The Schedule Amendment was executed and delivered on January 26, 2005.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

     As noted in Item 1.01 above, upon the completion of the purchase of the Stock, we will be obligated to deliver to the Shareholders, as directed by the Shareholder Representative, as soon as practicable but no later than 20 days after the Closing Date, certificates representing an aggregate number of shares of MTM Common Stock, determined by dividing $3,200,000 by the greater of (A) the average NASDAQ closing price of MTM Common Stock for the 10 business days ending immediately prior to the Closing Date and (B) $2.75, to be issued and delivered as directed by the Shareholder Representative as soon as practicable but no later than 20 days after the Closing Date. In addition, we may issue MTM Common Stock to the Shareholders in connection with the Earnout Consideration as described above in Item 1.01. The terms of the purchase price for the Stock and the Earnout Consideration described in Item 1.01 of this Report are incorporated herein by reference. The transfer of the MTM Common Stock to the Shareholder would be made in reliance upon the exemption afforded by the provisions of
Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D


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thereunder. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The Shareholders received and will receive, or had access to and will have access to, material information concerning our company, including but not limited to, our reports on Form 10-K, Form 10-Q and Form 8-K, as filed with the Securities and Exchange Commission.


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ITEM 9    FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

(c)  Exhibits

     Exhibit 2.1 Stock Purchase Agreement dated January 27, 2005 by and among Info Systems, Inc., Mark Stellini,
                   Emidio F. Stellini, Jr., Jay Foggy, Richard Roux, Jennifer McKenzie and MTM Technologies, Inc./1/

     Exhibit 10.1  Amendment to Schedule to the Amended and
                   Restated Loan and Security Agreement dated as of December 27, 2005.

     Exhibit 10.2 Amended and Restated Loan and Security Agreement, dated May 21, 2004, as amended, among Textron Financial Corporation, MTM Technologies, Inc., Data.Com Results, Inc., PTI Corporation, MTM Advanced Technology, Inc.,
                   MTM Technologies (California), Inc., and MTM Technologies (Texas), Inc. [Incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K
                   (Date of Report: May 21, 2004), filed with the SEC on June 7, 2004.]

     Exhibit 99.1 Press release dated January 28, 2005 announcing entry into the Stock Purchase Agreement (this Exhibit is being furnished, not filed, under Item 7.01, "Regulation FD Disclosure").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MTM TECHNOLOGIES, INC.
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                                               (Registrant)


                                             By:       /Francis J. Alfano/
                                                --------------------------------
                                                Francis J. Alfano,
                                                Chief Executive Officer


February 1, 2005


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1 The Exhibits and Disclosure Schedules have been omitted pursuant to Item
601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted Exhibits or Schedules to the Securities and Exchange Commission upon request.


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                                  EXHIBIT INDEX
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EXHIBIT
-------

Exhibit 2.1 Stock Purchase Agreement dated January 27, 2005 by and among Info Systems, Inc., Mark Stellini, Emidio F. Stellini, Jr., Jay Foggy, Richard Roux, Jennifer McKenzie and
                   MTM Technologies, Inc./2/

Exhibit 10.1 Amendment to Schedule to the Amended and Restated Loan and Security Agreement dated as of December 27, 2005.

Exhibit 10.2       Amended and Restated Loan and Security Agreement, dated
                   May 21, 2004, as amended, among Textron Financial Corporation, MTM Technologies, Inc., Data.Com Results, Inc., PTI Corporation, MTM Advanced Technology, Inc.,
                   MTM Technologies (California), Inc., and MTM Technologies (Texas), Inc. [Incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K
                   (Date of Report: May 21, 2004), filed with the SEC on June 7, 2004.]

Exhibit 99.1 Press release dated January 28, 2005 announcing entry into the Stock Purchase Agreement (this Exhibit is being furnished, not filed, under Item 7.01, "Regulation FD Disclosure").


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2 The Exhibits and Disclosure Schedules have been omitted pursuant to Item
601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted Exhibits or Schedules to the Securities and Exchange Commission upon request.


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